August 14, 2002
For IMMEDIATE RELEASE

CONTACT:  Eric L. Pearson, Treasurer
          (617) 769-1161

           MASSACHUSETTS FINCORP ANNOUNCES SECOND QUARTER EARNINGS

Quincy, MA - August 14, 2002 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN), the holding company for the Massachusetts Co-operative Bank, announced increased net earnings for the second quarter June 30, 2002 of $238,000 or $0.45 per share (diluted) as compared to $213,000 or $0.39 per share (diluted) for the same quarter last year. Included in the net earnings are merger-related expenses of approximately $212,000. Excluding the merger-related costs, net earnings would have been $0.60 per share (diluted). Net income for the quarter ended December 31, 2001 was $188,000 or $0.38 per share (diluted).

      President Paul C. Green stated, "We are pleased to be able to continue to report strong earnings despite significant one time expenses related to our proposed acquisition by Abington Bancorp, Inc.. The performance for this quarter reflects strong net margin performance as well as continued success in our mortgage banking business."

      At June 30, 2002, the Company's total assets were $121.8 million, with total net loans of $71.2 million and total deposits of $98.8 million. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Quincy, Massachusetts 02169, and its branch offices located in Boston and East Milton.

      This earnings report may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues that may impact the Bank's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions; changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Bank's operations, pricing, products and services.

                             (tables to follow)

                MASSACHUSETTS FINCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                 June 30,       December 31,
                                                   2002             2001
                                                 --------       ------------
                                               (unaudited)

ASSETS

Cash and due from banks                       $  2,648,458      $  3,198,376
Short Term Investments                           2,000,000                 -
Federal funds sold                                 211,413         5,643,827
                                              ------------      ------------
      Total cash and cash equivalents            4,859,871         8,842,203

Securities available for sale                   33,751,633        22,663,212
Securities held to maturity                              -           501,835
Federal Home Loan Bank Stock, at cost            1,131,500         1,131,500
Mortgage loans held for sale                     5,848,716         9,270,553

Loans                                           71,846,313        73,918,321
Less:  allowance for loan losses                  (694,078)         (697,757)
                                              ------------      ------------
      Loans, net                                71,152,235        73,220,564

Banking premises and equipment, net.             3,991,220         4,000,118
Accrued interest receivable                        641,635           625,139
Due from Co-operative Central Bank                 242,850           242,850
Other assets                                       229,777           160,379
                                              ------------      ------------

                                              $121,849,437      $120,658,353
                                              ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                      $ 98,800,266      $100,828,144
Federal Home Loan Bank borrowings               12,064,701         8,778,413
Mortgagor's escrow accounts                        224,580           297,815
Accrued expenses and other liabilities             324,371           938,643
                                              ------------      ------------
      Total liabilities                        111,413,918       110,843,015
                                              ------------      ------------

Commitments and contingencies                            -                 -

Preferred stock, par value $.01 per
 share, 500,000 shares authorized;
 no shares are issued or outstanding.                    -                 -
Common stock par value $.01 per share,
 2,500,000 shares authorized; 600,059
 and 600,059 shares issued and
 outstanding, respectively                           6,001             6,001
Treasury stock at cost, 74,019 and
 76,175 shares, respectively                    (1,074,266)       (1,099,830)
Purchase of common stock for stock based
 incentive plan, 24,002 and 24,002
 shares, respectively                             (313,171)         (313,171)
Additional paid-in capital                       5,948,379         5,953,190
Unallocated ESOP shares.                          (261,808)         (261,808)
Unearned stock awards.                             (62,383)          (79,119)
Retained earnings                                6,201,868         5,645,499
Accumulated other comprehensive (loss)              (9,101)          (35,424)
                                              ------------      ------------
      Total Shareholders' equity                10,435,519         9,815,338
                                              ------------      ------------

                                              $121,849,437      $120,658,353
                                              ============      ============

See accompanying notes to unaudited consolidated financial statements.

                MASSACHUSETTS FINCORP, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS  OF INCOME AND COMPREHENSIVE INCOME

                                         For the Three Months Ended       For the Six Months Ended
                                                  June 30,                        June 30,
                                         --------------------------       ------------------------
                                            2002            2001            2002            2001
                                            ----            ----            ----            ----
                                                (unaudited)                     (unaudited)

Interest and dividend income:
  Interest and fees on loans            $1,492,168      $1,745,725      $2,994,844      $3,555,419
  Interest  on investments                 426,316         295,157         808,395         537,069
  Dividends on investments                  42,936          41,991          62,613          87,775
  Interest on Federal funds sold             9,870          31,733          32,755          60,050
                                        ----------      ----------      ----------      ----------
      Total interest and dividend
       income                            1,971,290       2,114,606       3,898,607       4,240,313
                                        ----------      ----------      ----------      ----------
Interest expense:
  Interest on deposit accounts             562,465         866,313       1,177,786       1,826,736
  Interest on borrowed funds               115,607         241,552         213,203         468,757
                                        ----------      ----------      ----------      ----------
      Total interest expense               678,072       1,107,865       1,390,989       2,295,493
                                        ----------      ----------      ----------      ----------
Net interest income                      1,293,218       1,006,741       2,507,618       1,944,820
Provision for loan losses                   22,593         (55,681)        (24,252)        (72,516)
                                        ----------      ----------      ----------      ----------
Net interest income, after provision
 for loan losses                         1,270,625       1,062,422       2,531,870       2,017,336
                                        ----------      ----------      ----------      ----------

Non-interest income:
  Customer service fees                     57,421          62,306         117,548         109,440
  Loan fees and gain on sale of
   loans and loan servicing rights         198,043         160,985         383,747         253,176
  Net gain (loss) on sales of
   securities available for sale            21,460               -         110,934              (5)
  Miscellaneous                             24,820          27,778          50,407          51,611
                                        ----------      ----------      ----------      ----------
      Total non-interest income            301,744         251,069         662,636         414,222
                                        ----------      ----------      ----------      ----------

Non-interest expense:
  Salaries and employee benefits           588,059         541,678       1,197,300       1,060,411
  Occupancy and equipment                  119,161         136,676         250,763         279,517
  Data processing                           56,336          52,253         118,079          94,737
  Contributions                              2,200             955           4,459           1,729
  Other general and administrative         432,368         238,779         708,311         413,617
                                        ----------      ----------      ----------      ----------
      Total non-interest expense         1,198,124         970,341       2,278,912       1,850,011
                                        ----------      ----------      ----------      ----------
Income before income tax provision         374,245         343,150         915,594         581,547
Income tax provision                       136,632         130,648         359,225         214,347
                                        ----------      ----------      ----------      ----------
Net income                              $  237,613      $  212,502      $  556,369      $  367,200
                                        ----------      ----------      ----------      ----------
Other comprehensive income, net of tax:
  Unrealized holding (losses) gains
   arising during the period               155,842           5,630          88,308          88,556
  Less:  reclassification adjustment
         for (gains) losses included
         in net income                      (9,653)              -         (61,985)              -
                                        ----------      ----------      ----------      ----------
Other comprehensive (loss) income,
 net of tax                                146,189           5,630          26,323          88,556
                                        ----------      ----------      ----------      ----------
Comprehensive income                    $  383,802      $  218,132      $  582,692      $  455,756
                                        ==========      ==========      ==========      ==========

Earnings Per Share:
  Basic                                 $     0.49      $     0.40      $     1.14      $     0.70
  Diluted.                              $     0.45      $     0.39      $     1.09      $     0.68

Weighted Average Shares Outstanding:
  Basic.                                   489,214         525,939         489,214         527,539
  Diluted                                  525,150         542,313         508,987         541,657

See accompanying notes to unaudited consolidated financial statements.